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                                                                     Exhibit 4.1

                           INCENTIVE STOCK OPTION PLAN
                                       OF
                               DEPRENYL USA, INC.

                                    ARTICLE I
                              STATEMENT OF PURPOSE

         1.1 Purpose of the Plan. Under this incentive stock option plan (the "Plan") of Deprenyl USA, Inc., (the "Company") options may be granted to eligible employees (the "Optionees") to purchase shares of the Company's capital stock. The Plan is designed to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company. The Plan provides for options which qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE II
                           AMOUNT AND SOURCE OF STOCK

         2.1 Stock Subject to Plan. The maximum number of shares of stock for which options granted hereunder may be exercised shall be four hundred twenty thousand (420,000) shares of common stock, without par value, subject to the unexercised portions of any options granted under this Plan which expire or terminate or are canceled may again be subject to options under the Plan. Any unissued shares which are not subject to an outstanding option at the termination of this Plan shall cease to be subject to this Plan.

         2.2 Adjustment of Shares. The number of shares of stock available under the Plan shall be decreased by the number of shares with respect to which there are issued and outstanding options, and increased by the number of shares with respect to which an option has expired or terminated.

                                   ARTICLE III
                                  PARTICIPATION

         3.1 Participation. The Board of Directors (the "Board") shall determine, pursuant to Section 3.3 hereof, those employees

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who shall be eligible to receive stock options under this Plan and the number of shares subject to each option. An option shall be granted to an employee solely for reasons connected with his or her employment. In making its determinations, a majority of the members of the Board acting on the matter must be disinterested persons as provided for herein.

         3.2 Limitation for Certain Employees. No employee who owns stock directly or within the meaning of Section 424(d) of the Code, possessing more than Ten Percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, may acquire an option under this Plan. Notwithstanding the foregoing limitation, such an employee may acquire an option if at the time the option is granted the option price is at least One Hundred Ten Percent (110%) of the fair market value of the stock subject to the option and such option, by its terms, is not exercisable after the expiration of five (5) years from the date the option is granted.

         3.3 Eligible Employees. The class of employees who are eligible to be considered for the grant of options hereunder are any persons regularly employed by the Company or its parent(s) or subsidiaries and are determined by the Board to be a key employee.

                                   ARTICLE IV
                    TERMS AND CONDITIONS OF THE STOCK OPTION

         4.1 Option Price. The price at which each share of stock may be purchased under an option (the "Option Price") shall be determined by the Board, but shall not be less than the fair market value of the stock subject to the option on the date the option is granted. The "fair market value" shall be deemed for all purposes under this Plan to be the mean between the highest and lowest sales prices reported as having occurred on the automated quotation system operated by the National Association of Securities Dealers, Inc. ("NASDAQ"), or such other exchange where the Company's stock is traded or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. In no event shall the Option Price be less than the par value of a share of common stock of the Company. In the case of an employee described in Section 3.2, the Option Price must equal or exceed One Hundred Ten Percent (110%) of the fair market value of the stock subject to the option and shall not be exercisable after five (5) years from the date the option is granted.

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         4.2 Transferability. Any option granted under this Plan shall by its terms be nontransferable by the Optionee other than by will or the laws of descent and distribution and is exercisable during the Optionee's lifetime only by him or by his guardian or legal representative. Nothing shall preclude the Optionee from designating in the instrument evidencing his option the person who after his death may exercise the option pursuant to the Plan. If the employee attempts to alienate, assign, hypothecate, pledge or otherwise dispose of any option, except as herein provided, or in the event of attachment, execution or similar process upon the rights or interest herein conferred, the option shall become immediately null and void and without legal effect.

         4.3 Adjustments. If the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which options may thereafter be granted under this Plan and of which options then outstanding under this Plan may thereafter be exercised. Any such adjustment in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such option.

         4.4 Maximum Option Term. No option granted under this Plan may be exercised in whole or in part more than ten (10) years after the date of its grant.

         4.5 Plan Duration. Options may not be granted under this Plan more than ten (10) years after the date of the adoption of this Plan, or of shareholder approval thereof, whichever is earlier.

         4.6 Payment. Payment for stock purchased upon any exercise of an option granted under this Plan shall be made in full in cash or its equivalent concurrently with such exercise, except that, if and to the extent the instrument evidencing the option so provides, and if the Company is not then prohibited from purchasing or acquiring shares of such stock, such payment may be made in whole or in part with shares of the same class of stock as that which are then subject to the option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of the stock determined in

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accordance with the procedure specified in Section 4.1 hereof on the day preceding the date of exercise.

         4.7 Limitation. Options shall not be granted under this Plan which first become exercisable in any calendar year and which permit the Optionee to purchase shares of the Company having an aggregate value in excess of One Hundred Thousand Dollars ($100,000.00), determined at the time of the grant of the option. No Optionee may exercise options during a calendar year for the purchase of shares having an aggregate fair market value (determined at the time of the grant of the options) exceeding One Hundred Thousand Dollars ($100,000.00), except and to the extent that such options were first exercisable in preceding calendar years.

         4.8 Exercise of Option. The Optionee may purchase Twenty- Five Percent (25%) of the common stock with respect to which the option has been granted on and after the first anniversary of the date of the grant, and an additional Twenty-Five Percent (25%) of the common stock with respect to which the option has been granted on and after each of the three (3) succeeding anniversaries of said date. Installments or portions thereof not exercised in earlier periods shall be accumulated and be available for exercise in later periods. In exercising his option, the Optionee may exercise less than the full installment available to him, but he must exercise the option in full shares of common stock of the Company. The Optionee is limited to ten (10) exercises during the term of his option. The option may be exercised by paying the full amount of the Option Price to the Company by delivery of a certified or bank cashier's check or by delivery of shares of stock of the Company with a fair market value equal to the Option Price as is provided for in Section 4.6. Alternatively, the Optionee may exercise the option by paying a combination of cash or stock. Upon payment of the Option Price, the stock so purchase shall be delivered to the Optionee; provided, however, until the option is paid, the Optionee shall not be considered a holder of any shares of stock purchase pursuant to this Plan. The exercise of the option shall be subject to the following additional conditions:

                  (a) No option may be exercised within one (1) year after the option is granted.

                  (b) Any option received, other than by employees described in
                  Section 3.2, must be exercised within ten (10) years after the date on which the option is granted.


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                  (c) Each option may be exercised in part or in full, but must be exercised in the order in which each option is granted. As long as a previously issued option has not been completely exercised, or has not lapsed, no subsequently issued option may be exercised.

                                    ARTICLE V
                               PLAN ADMINISTRATION

         5.1 Administration. The Plan shall be administered by the Board, or by a committee (the "Committee") of not less than three members of the Board, each of whom shall not be eligible, and shall not have been eligible at any time within one year prior to his appointment to the Committee for selection as a person to whom stock may be allocated or to whom stock options may be granted pursuant to the Plan. The interpretation and construction by the Committee of any term or provision of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board, in which event such determination by the Board shall be final. Notwithstanding the foregoing, this Plan shall be administered so as to qualify the options herein granted in a manner which will qualify the options as incentive stock options pursuant to
Section 422 of the Code. In carrying out its duties hereunder, the Board or Committee may from time to time adopt rules and regulations for carrying out this Plan and, subject to the provisions of this Plan, may prescribe the form or forms of the instruments evidencing any option granted under this Plan. Subject to the provisions of this Plan, the Board or, by delegation from the Board, the Committee shall have full and final authority in its discretion to select the key employees to be granted options, to grant such option and to determine the number of shares to be subject thereto, the exercise prices, the terms of exercise, expiration dates and other pertinent provisions thereof.

         5.2 Effective Date. The Plan shall become effective upon its adoption by the Board, provided that the Shareholders of the Company approve the Plan by a majority vote within twelve (12) months after the plan is adopted by the Board. If the Plan is not approved by the shareholders within the twelve (12) month period, all stock options granted under the Plan shall terminate at the time of the shareholder's meeting or upon expiration of the twelve (12) month period, whichever shall first occur.

         5.3 Plan Term. The Plan shall terminate and no further options shall be granted after the expiration of ten (10) years

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from the date the Plan is adopted, or the Plan is approved by the shareholders, whichever occurs earlier.

                                   ARTICLE VI
                            CORPORATE REORGANIZATIONS

         6.1 Corporate Reorganizations. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than Eighty Percent (80%) of the voting power of the stock of the Company then outstanding by another corporation or person, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options or options covering the stock of the successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding, shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this paragraph entitled "Corporate Reorganizations," not yet be exercisable. The Instrument evidencing any option may also provide for such acceleration of otherwise unexercisable portions of the option upon other specified events or occurrences, such as involuntary terminations of the Optionee's employment following certain changes in the control of the Company.

                                   ARTICLE VII
                         FACTORS RELATING TO EMPLOYMENT

         7.1 Termination of Employment. If prior to the termination of the Plan, an employee ceases to be employed other than by reason of death or disability, each option shall be exercisable only for a period of three (3) months from the date of the cessation of employment or the option expiration date, whichever is earlier.

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Thereafter, all unexercised options and the rights thereunder shall terminate.

         7.2 Disability of Employee. If prior to the termination of the Plan an employee ceases to be employed by reason of a disability as defined in Section 22(e)(3) of the Code, such employee shall exercise each option within one year from the cessation of employment or on the option expiration date, whichever is earlier. Thereafter, all unexercised options and the rights thereunder shall terminate. Notwithstanding the provisions of this paragraph, however, if the Optionee shall be discharged for cause (which shall be defined as participation in conduct during employment consisting of fraud, felony, willful misconduct or commission of any act which causes or may reasonably be expected to cause substantial damage to the Company) each option to the extent not previously exercised shall terminate at once.

         7.3 Death of Employee. If prior to the termination date of the Plan an employee dies while holding an option, the option may be exercised to the same extent that the Optionee could have exercised the option at the time of his death, by the estate of the decedent or by a person who acquired the right to exercise the option by a written designation made by the deceased employee in the instrument in which he was granted the option, or by bequest, inheritance or under the laws of descent and distribution of the applicable state. The option shall be exercised within the earlier of one year after the employee's death or upon the option expiration date.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Restricted Stock. If the instrument evidencing the option so provides, shares of stock issued on exercise of an option granted under this Plan may upon issuance be subject to the following restrictions (and, as used herein, "Restricted Stock" means shares issued on exercise of options granted under this Plan which are still subject to restrictions imposed under this
Section 8.1 that have not yet expired or terminated):

                  (a) Shares of Restricted Stock may not be sold or otherwise transferred or hypothecated;

                  (b) If the employment of the holder of shares of restricted stock with the Company or a subsidiary is terminated for any reason other than his death, normal or

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                  early retirement in accordance with his employer's established retirement policies or practices, or total disability, the Company (or any subsidiary designated by it) shall have the option for sixty (60) days after such termination of employment to purchase for cash all or any part of his restricted stock at the fair market value of the restricted stock on the date of such termination of employment
                  (determined in manner and specified in the instrument evidencing the option); and

                  (c) As to the shares of stock affected thereby, any additional restrictions that may be imposed on particular shares of restricted stock as specified in the instrument evidencing the option.

         The restrictions imposed under this Section 8.1 shall apply as well to all shares or other securities issued in respect of restricted stock in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, split-off, merger, consolidation or reorganization, but such restrictions shall expire or terminate at such time or times as shall be specified therefore in the instrument evidencing the option which provides for the restrictions.

         8.2 Amendment and Termination. The Board may alter, amend, suspend or terminate this Plan, provided that no such action shall deprive an Optionee without his consent or any option granted to the Optionee pursuant to this Plan of any of his rights under such option. Except as herein provided, no such action of the Board, unless taken with the approval of the shareholders of the Company, may:

                  (a) increase the maximum number of shares for which options granted under this Plan may be exercised;

                  (b) reduce the minimum permissible exercise price;

                  (c) alter the class of employees eligible to receive options under the Plan.

         8.3 Registration of Shares. At the discretion of the Board, the options and the shares of stock received upon exercise of an option shall be registered with the federal Securities and Exchange Commission and any applicable state securities law commission. In the absence of such registration, both the options and the shares: 1) will be issued only pursuant to an exemption from registration;

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2) cannot be sold, pledged, traded or otherwise disposed of in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that such registration is not required; and 3) will bear an appropriate restrictive legend to that effect. The employees to whom options are granted may be required to sign an investment letter satisfactory to the Board at the time the options are exercised, and may be required to comply with any other requirements for a "private placement" exemption under Section 4(a) of the Securities Act of 1933 and any applicable state securities law exemption.

         8.4 Plan Does Not Confer Employment or Shareholder Rights. The right of the Company to terminate (whether by dismissal, retirement or otherwise) the Optionee's employment with it at any time at will, or as otherwise provided by any agreement between the Optionee and the Company, is specifically reserved. Neither the Optionee nor any person entitled to exercise his rights in the event of his death shall have any rights of a shareholder with respect to the shares subject to each option, except to the extent that a certificate for such shares shall have been issued upon the exercise of each option as provided for herein.

Adopted this 26th day of September, 1991.


                                            DEPRENYL USA, INC.


                                            By: /s/ D. Geoffrey Shulman
                                               ---------------------------------
                                               D. GEOFFREY SHULMAN, MD, FRCDC